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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 13, 1998



                                Technitrol, Inc.
                                ----------------
             (Exact Name of registrant as specified in its charter)



           Pennsylvania                    1-5375               23-1292472
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 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
          incorporation)                                      Identification No.



          1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania 19053
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code:   (215) 355-2900
                                                             --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     On August 13, 1998, Technitrol, Inc. informed GTI Corporation (NASDAQ:
GGTI) that Technitrol believes there has been a breach of certain GTI representations and warranties in the Agreement and Plan of Merger dated
May 26, 1998, between GTI and Technitrol whereby GTI would become a wholly-owned subsidiary of Technitrol. Technitrol believes that as a result of these breaches, it has a right to terminate the Merger Agreement. Technitrol is continuing its due diligence activities with respect to GTI. GTI has advised Technitrol that it is investigating the matters brought to its attention by Technitrol.











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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TECHNITROL, INC.



                             By:    /s/Albert Thorp, III
                                    ---------------------
                                    Albert Thorp, III
                                    Vice President and Chief Financial Officer



Date:  August 18, 1998


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